UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Galera Therapeutics, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Galera Therapeutics, Inc.

NOTICE & PROXY STATEMENT

Annual Meeting of Stockholders

June 9, 2020

10:00 a.m. (Eastern time)

GALERA THERAPEUTICS, INC.

2 W. LIBERTY BLVD, SUITE 100

MALVERN, PENNSYLVANIA 19355

April 27, 2020

To Our Stockholders:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Galera Therapeutics, Inc. at 10:00 a.m. Eastern time, on Tuesday, June 9, 2020. In light of the ongoing outbreak of the novel coronavirus, COVID-19, the Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section called “Who can attend the Annual Meeting?” on page 3 of the proxy statement for more information about how to attend the meeting online.

Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,

J. Mel Sorensen, M.D.

President, Chief Executive Officer and Director

GALERA THERAPEUTICS, INC.

2 W. Liberty Blvd, Suite 100

Malvern, Pennsylvania 19355

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD TUESDAY, JUNE 9, 2020

The Annual Meeting of Stockholders (the “Annual Meeting”) of Galera Therapeutics, Inc., a Delaware corporation (the “Company”), will be held at 10:00 a.m. Eastern time on Tuesday, June 9, 2020. In light of the ongoing outbreak of the novel coronavirus, COVID-19, the Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GRTX2020 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:

•

To elect Michael Powell, Ph.D. and Linda West as Class I Directors to serve until the 2023 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of our common stock as of the close of business on April 16, 2020 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to Christopher Degnan, Chief Financial Officer and Secretary, at cdegnan@galeratx.com, stating the purpose of the request and providing proof of ownership of Company stock. The list of these stockholders will also be available on the bottom of your screen during the Annual Meeting after entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

Christopher Degnan

Chief Financial Officer and Secretary

Malvern, Pennsylvania

April 27, 2020

GALERA THERAPEUTICS, INC.

2 W. Liberty Blvd, Suite 100

Malvern, Pennsylvania 19355

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Galera Therapeutics, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Tuesday, June 9, 2020 (the “Annual Meeting”), at 10:00 a.m. Eastern time, and at any continuation, postponement, or adjournment of the Annual Meeting. In light of the ongoing outbreak of the novel coronavirus, COVID-19, the Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GRTX2020 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Holders of record of shares of our common stock, $0.001 par value per share, as of the close of business on April 16, 2020 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were 24,820,070 shares of common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

This proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2019 (the “2019 Annual Report”) will be released on or about April 27, 2020 to our stockholders on the Record Date.

In this proxy statement, “Galera”, “Company”, “we”, “us”, and “our” refer to Galera Therapeutics, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON TUESDAY, JUNE 9, 2020

This Proxy Statement and our 2019 Annual Report to Stockholders are available at http://www.proxyvote.com/

Proposals

At the Annual Meeting, our stockholders will be asked:

•

To elect Michael Powell, Ph.D. and Linda West as Class I Directors to serve until the 2023 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board

The Board of Directors (the “Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:

•	FOR the election of Michael Powell, Ph.D. and Linda West as Class I Directors; and

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Information About This Proxy Statement

Why you received this proxy statement. You are viewing or have received these proxy materials because Galera’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Galera is making this proxy statement and its 2019 Annual Report available to its stockholders electronically via the Internet. On or about April 27, 2020, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2019 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2019 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE 2020 ANNUAL MEETING OF STOCKHOLDERS

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is April 16, 2020. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of common stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 24,820,070 shares of common stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares online at the Annual Meeting, unless you obtain a legal proxy from your bank or brokerage firm.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting online or by proxy, of the holders of a majority in voting power of the common stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

Who can attend the Annual Meeting?

As part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, in light of COVID-19, Galera has decided to hold the Annual Meeting entirely online this year. You may attend the Annual Meeting online only if you are a Galera stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/GRTX2020. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 10:00 a.m. Eastern time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:55 a.m., Eastern time, and you should allow ample time for the check-in procedures.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting is authorized by our Amended and Restated Bylaws to adjourn the meeting, without the vote of stockholders.

What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote:

•	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;

•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

•	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or

•

Electronically at the Meeting—If you attend the meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern time, on June 8, 2020. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically. Note that, in light of possible disruptions in mail service related to the COVID-19 pandemic, we encourage stockholders to submit their proxy via the Internet or telephone.

Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.

Can I change my vote after I submit my proxy?

Yes.

If you are a registered stockholder, you may revoke your proxy and change your vote:

•	by submitting a duly executed proxy bearing a later date;

•	by granting a subsequent proxy through the Internet or telephone;

•	by giving written notice of revocation to the Secretary of Galera prior to or at the Annual Meeting; or

•	by voting online at the Annual Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting by obtaining a legal proxy from your bank or broker and submitting the legal proxy along with your ballot.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Why hold a virtual meeting?

As part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, in light of COVID-19, we believe that hosting a virtual meeting this year is in the best interest of the Company and its stockholders. A virtual meeting also enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/GRTX2020. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/GRTX2020.

Will there be a question and answer session during the Annual Meeting?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to the Company and the meeting matters, as time permits.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors.	Votes withheld and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.

What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of KPMG LLP.

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

PROPOSALS TO BE VOTED ON

Proposal 1: Election of Directors

At the Annual Meeting, two (2) Class I Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2023 and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal.

We currently have seven (7) directors on our Board, including three (3) Class I Directors. Our current Class I Directors are Michael Powell, Ph.D., Jason Fuller, Ph.D. and Linda West, who have served on our Board since November 2016, September 2018 and March 2020, respectively. The Board has nominated two director candidates for election as Class I Directors at the Annual Meeting: Michael Powell, Ph.D. and Linda West. Jason Fuller, Ph.D. has not been nominated for election as a Class I Director at the Annual Meeting following the end of his current term. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

As set forth in our Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I, whose term currently expires at the 2020 Annual Meeting of Stockholders and whose subsequent term will expire at the 2023 Annual Meeting of Stockholders; Class II, whose term will expire at the 2021 Annual Meeting of Stockholders and whose subsequent term will expire at the 2024 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2022 Annual Meeting of Stockholders and whose subsequent term will expire at the 2025 Annual Meeting of Stockholders. The current Class I Directors are Jason Fuller, Ph.D., Michael Powell, Ph.D. and Linda West; the current Class II Directors are Lawrence Alleva and Kevin Lokay; and the current Class III Directors are Emmett Cunningham, M.D., Ph.D. and J. Mel Sorensen, M.D.

Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed from time to time by the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock entitled to vote in the election of directors.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented thereby for the election as a Class I Director of the person whose name and biography appears below. In the event that either of Dr. Powell or Ms. West should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors or the Board may elect to reduce its size. The Board of Directors has no reason to believe that either of Dr. Powell or Ms. West will be unable to serve if elected. Each of Dr. Powell and Ms. West has consented to being named in this proxy statement and to serve if elected.

Vote required

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors.

Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the election of each of the below Class I Director nominees.

Nominees For Class I Director (terms to expire at the 2023 Annual Meeting)

The current members of the Board of Directors who are also nominees for election to the Board of Directors as Class I Directors are as follows:

Name	Age	Served as a Director Since	Position with Galera
Michael Powell, Ph.D.	65	2016	Director
Linda West	61	2020	Director

The principal occupations and business experience, for at least the past five years, of each Class I Director nominee for election at the 2020 Annual Meeting are as follows:

Michael Powell, Ph.D.

Michael Powell, Ph.D. has served as a member of our Board of Directors since November 2016 and as its Chair since July 2017. Dr. Powell is a General Partner at Sofinnova Investments, a biopharmaceutical investment firm, where he has worked in his current role since joining the firm in 1997. Dr. Powell previously was Group Leader of Drug Delivery at Genentech from 1990 until 1997, and Director of Product Development at Cytel from 1987 until 1990. Dr. Powell currently serves as the Chair of Checkmate Pharma and Dauntless Pharmaceuticals and sits on the board of Pionyr Immunotherapeutics and Synlogic. He also serves on the Washington University Board of Trustees in St. Louis and is an Adjunct Professor of Pharmaceutical Chemistry at the University of Kansas. Dr. Powell holds a Ph.D. in Physical Chemistry from the University of Toronto and he completed post-doctoral studies in Bioorganic Chemistry at the University of California as a National Science and Engineering Research Council Scholar. We believe Dr. Powell is qualified to serve on our Board of Directors due to his extensive experience in drug development and investing in biopharmaceutical companies.

Linda West

Linda West has served as a member of our Board of Directors since March 2020. Ms. West served in multiple leadership roles of increasing responsibility for E. I. du Pont de Nemours and Company from 1981 until her retirement in December 2019. Ms. West most recently served as Vice President, Corporate Planning and Analyses, where she led the execution of transformational transactions from October 2009 until her retirement, including major divestitures, spin-offs, acquisitions, and the merger with The Dow Company followed by simultaneous spin-offs into three independent companies. Throughout her career with DuPont, Ms. West had P&L accountabilities varying from late to early stage businesses including DuPont Imaging Technologies, DuPont Personal Protection, DuPont Microcircuit Materials, and DuPont Industrial Imaging. Prior to serving as Vice President, Corporate Planning and Analyses, Ms. West was the Chief Financial Officer of multiple DuPont businesses and was the Vice President, General Auditor and Chief Ethics and Compliance Officer for five years during the initial implementation of the Sarbanes-Oxley Act of 2002. Ms. West holds a B.S. in Accounting with a minor in Business Administration from the University of Delaware. We believe that Ms. West is qualified to serve on our Board of Directors due to her finance background and extensive experience in business management and corporate transactions.

Continuing members of the Board of Directors:

Class II Directors (terms to expire at the 2021 Annual Meeting)

The current members of the Board of Directors who are Class II Directors are as follows:

Name	Age	Served as a Director Since	Position with Galera
Lawrence Alleva	70	2019	Director
Kevin Lokay	63	2019	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:

Lawrence Alleva

Lawrence Alleva has served as a member of our Board of Directors since June 2019 and also serves as Chair of our Audit Committee. He is a former partner with PricewaterhouseCoopers LLP (PwC), where he worked for 39 years from 1971 until his retirement in June 2010, including 28 years as a partner. Mr. Alleva worked with numerous pharmaceutical and biotechnology companies as clients and, additionally, served PwC in a variety of office, regional and national practice leadership roles, most recently as the U.S. Ethics and Compliance Leader for the firm’s Assurance Practice from 2006 until 2010. Mr. Alleva currently serves on the board of directors of Bright Horizons Family Solutions, Inc., Mersana Therapeutics, Inc. and Adaptimmune Therapeutics PLC and chairs the audit committee for those companies. He previously served on the board of directors of TESARO, Inc. through the time of its sale to GSK in January 2019, Mirna Therapeutics, Inc. which was merged into another company in 2017 and of GlobalLogic, Inc. through the sale of the company in 2013, and he chaired the audit committee for those companies. Mr. Alleva is a Certified Public Accountant (inactive). He received a B.S. degree in Accounting from Ithaca College and attended Columbia University’s Executive M.B.A. non-degree program. We believe that Mr. Alleva is qualified to serve on our Board of Directors due to his finance background and industry experience, including his service on the boards of directors of other public biotechnology companies.

Kevin Lokay

Kevin Lokay has served as a member of our Board of Directors since March 2019. Mr. Lokay is Head of U.S. Immuno-Oncology Franchise at AstraZeneca plc, a pharmaceutical company, a position he has held since November 2019, prior to which he was Head of U.S. Lung Cancer Franchise from August 2018. Mr. Lokay served as an advisor to AbbVie Inc., a pharmaceutical company, from August 2017 until December 2017. Mr. Lokay was previously Vice President and Business Unit Head, Oncology at Boehringer Ingelheim, a pharmaceutical company, a position he held from December 2009 until December 2016. Prior to joining Boehringer Ingelheim, he was President and Chief Executive Officer of Cytogen Corporation from 2007 until 2008 and served in various positions at GlaxoSmithKline from 1997 until 2007 and at Merck & Co. from 1981 until 1997. Mr. Lokay received a B.A. in Economics from Lafayette College and a M.S. from Purdue University. We believe that Mr. Lokay is qualified to serve on our Board of Directors due to his extensive experience in the biopharmaceutical industry.

Class III Directors (terms to expire at the 2022 Annual Meeting)

The current members of the Board of Directors who are Class III Directors are as follows:

Name	Age	Served as a Director Since	Position with Galera
Emmett Cunningham, M.D., Ph.D.	59	2018	Director
J. Mel Sorensen, M.D.	63	2012	President, Chief Executive Officer and Director

The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

Emmett Cunningham, M.D., Ph.D.

Emmett Cunningham, M.D., Ph.D. has served as a member of our Board of Directors since September 2018. Dr. Cunningham is a Senior Managing Director in the Blackstone Life Sciences, a life sciences investment firm, having joined Blackstone as part of its acquisition of Clarus in December 2018. He joined Clarus in 2006. From February 2004 to December 2005, he was Senior Vice President, Medical Strategy at Eyetech Pharmaceuticals, Inc., a pharmaceutical company. From April 2002 to February 2004, Dr. Cunningham was Vice President of Clinical Research Development and Licensing. Dr. Cunningham is also Adjunct Clinical Professor of Ophthalmology at Stanford University School of Medicine and the co-founder and Chair of the Ophthalmology Innovation Summit. Dr. Cunningham serves on the boards of directors of Annexon Biosciences, Graybug Vision, SFJ Pharmaceuticals Group and Lumos Pharma Inc. and he serves on the Scientific Advisory Board of Aerie Pharmaceuticals, Inc. He previously served as the Chair of the board of directors of Restoration Robotics. Dr. Cunningham received a B.S. from Drexel University, a B.A., M.D. and M.P.H. from Johns Hopkins University and a Ph.D. in neuroscience from the University of California at San Diego. We believe Dr. Cunningham is qualified to serve on our Board of Directors due to his experience in research and investing in life science companies.

J. Mel Sorensen, M.D.

J. Mel Sorensen, M.D. has served as Director, Chief Executive Officer and President of Galera since 2012. Dr. Sorensen serves on the boards of several private biopharmaceutical companies, as director or Chairman, including Oncopia Therapeutics, OncoFusion Therapeutics, Esanik Therapeutics and Context Therapeutics. He is an advisor to the Biomarkers Consortium of the National Institutes of Health and to the Irish Cancer Society. Dr. Sorensen holds an M.B., B.Ch. and B.A.O. from University College, Dublin. Dr. Sorensen’s postgraduate education and work has been in the United States, including an internal medicine residency in St. Louis and medical oncology fellowship at the Mayo Clinic, seven years at the National Cancer Institute as Senior Investigator in the Cancer Therapy Evaluation Program and four years each with Bayer and GlaxoSmithKline. Dr. Sorensen served as Director, Chief Executive Officer and President of Ascenta Therapeutics from 2004 until he joined Galera. We believe Dr. Sorensen is qualified to serve on our Board of Directors due to his experience in the biopharmaceutical industry, his role as our Chief Executive Officer and President, and his knowledge of the Company.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of KPMG LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

KPMG LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2019. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of KPMG LLP is expected to attend the 2020 Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

In the event that the appointment of KPMG LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2021. Even if the appointment of KPMG LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of the Company.

Vote Required

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of KPMG LLP, we do not expect any broker non-votes in connection with this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the Ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2020.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2019 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by statement on Auditing Standards No. 1301, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Lawrence Alleva (Chair)

Kevin Lokay

Michael Powell, Ph.D. (served on the Audit Committee until March 2020)

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

The following table summarizes the fees of KPMG LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2019	2018
Audit Fees	$1,097,000	$125,000
Tax Fees	—	12,500

Total Fees	$1,097,000	$137,500

Audit Fees

Audit fees for the fiscal year ended December 31, 2019 include fees for professional services related to financial procedures performed in connection with our initial public offering and fees for professional services rendered for the audit and quarterly review of our financial statements filed with the SEC on Form 10-K and 10-Q. Audit fees for the fiscal year ended December 31, 2018 include fees for professional services rendered in connection with the annual audit of our financial statements.

Tax Fees

Tax fees consist of fees for tax compliance services.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage KPMG LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by KPMG LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On a periodic basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by KPMG LLP without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

EXECUTIVE OFFICERS

The following table identifies our current executive officers:

Name	Age	Position
J. Mel Sorensen, M.D. (1)	63	President, Chief Executive Officer and Director
Christopher Degnan (2)	40	Chief Financial Officer and Secretary
Robert A. Beardsley, Ph.D. (3)	59	Chief Operating Officer
Arthur Fratamico, R.Ph (4)	54	Chief Business Officer
Jon T. Holmlund, M.D. (5)	63	Chief Medical Officer
Joel Sussman (6)	71	Chief Accounting Officer and Treasurer

(1)	See biography on page 10 of this proxy statement.
(2)

Christopher Degnan has served as our Chief Financial Officer since October 2019. Mr. Degnan was most recently the Chief Financial Officer at Verrica Pharmaceuticals Inc., a public, late-stage biotechnology company focused on medical dermatology, from March 2018 to October 2019. Prior to Verrica, Mr. Degnan held roles of increasing responsibility at Endo International plc, a generics and specialty branded pharmaceutical company, beginning in November 2014, where he most recently served as the Vice President of Finance, Corporate FP&A and International Pharmaceuticals Segment Chief Financial Officer from December 2016 to March 2018. Prior to that, he was the Vice President of Finance, Chief Financial Officer for Endo’s U.S. Branded Pharmaceuticals segment. Prior to joining Endo, Mr. Degnan held roles of increasing responsibility at AstraZeneca plc, a global biopharmaceutical company, beginning in 2004, most recently as Senior Finance Director, U.S. Commercial Finance from July 2013 to November 2014. He is a Certified Public Accountant in the State of Pennsylvania (voluntary inactive status). Mr. Degnan holds a B.B.A. degree in Accountancy from the University of Notre Dame.

(3)

Robert A. Beardsley, Ph.D., a co-founder of the Company, has served as our Chief Operating Officer since 2015, and previously served as our Executive Chair from 2012 to 2017. Prior to this, Dr. Beardsley was the Chief Executive Officer at Galera Therapeutics, LLC from 2010 to 2012, at Metabolic Solutions Development Corporation from 2009 until 2010, and at Kereos from 2003 until 2009, and the acting Chief Executive Officer at Metaphore Pharmaceuticals, Inc. in 2002. He has also served in various management roles at Confluence Life Sciences, bioStrategies Group, Vector Securities International, Enzyme Organics and Mobil Oil. Dr. Beardsley serves or has served on a number of public and private boards including Euclises, Epigenetx, KemPharm, Kereos, CollaGenex Pharmaceuticals, Bioseek, and Metaphore Pharmaceuticals. Dr. Beardsley received a B.S. in Chemical Engineering, a Ph.D. in Biochemical Engineering from the University of Iowa and an M.B.A. in Finance from the University of Chicago.

(4)

Arthur Fratamico, R.Ph has served as our Chief Business Officer since January 2017. Prior to joining us, Mr. Fratamico served as the Chief Business Officer of Vitae Pharmaceuticals, a pharmaceutical company, from May 2014 until its sale to Allergan in October 2016. Prior to that, Mr. Fratamico was the Chief Business Officer for Flexion Therapeutics from June 2012 until January 2014. Mr. Fratamico received a B.S. in pharmacy from the Philadelphia College of Pharmacy and Science and an M.B.A. from Drexel University.

(5)

Jon T. Holmlund, M.D. has served as our Chief Medical Officer since October 2012. Dr. Holmlund previously served as the Chief Medical Officer of Ascenta Therapeutics from April 2004 until November 2007 and at Isis (now lonis) Pharmaceuticals from August 1997 until March 2004, including as Vice President of Development from March 2003 until March 2004. Dr. Holmlund has also been an independent consultant on oncology drug development to the biopharmaceutical industry. He previously served as Medical Director of Aspire IRB, LLC, and as a senior investigator in the National Cancer lnstitute’s Cancer Therapy Evaluation Program and Biological Response Modifiers Programs. Dr. Holmlund received his M.D. from SUNY Buffalo and completed postgraduate training in internal medicine and medical oncology at George Washington University Medical Center.

(6)

Joel Sussman has served as our Chief Accounting Officer since April 2019, and served as our Chief Financial Officer and Treasurer from December 2012 to April 2019. From 2002 to 2019, Mr. Sussman was a financial management consultant serving in the capacity of chief financial officer for private life sciences and other companies. Mr. Sussman received a B.A. in English literature from Yale University and an M.B.A. from the Wharton School of the University of Pennsylvania. Mr. Sussman is a licensed certified public accountant.

CORPORATE GOVERNANCE

General

Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics in the “Corporate Governance” section of the “Investors” page of our website located at www.galeratx.com, or by writing to our Secretary at our offices at 2 W. Liberty Blvd, Suite 100, Malvern, Pennsylvania 19355.

Board Composition

Our Board of Directors currently consists of seven members: Lawrence Alleva, Emmett Cunningham, M.D., Ph.D., Jason Fuller, Ph.D., Kevin Lokay, J. Mel Sorensen, M.D., Michael Powell, Ph.D. and Linda West. As set forth in our Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of our capital stock entitled to vote in the election of directors.

Director Independence

Lawrence Alleva, Jason Fuller, Ph.D., Kevin Lokay, Michael Powell, Ph.D. and Linda West each qualify as “independent” in accordance with the listing requirements of Nasdaq. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board of Directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including that Dr. Fuller and Dr. Powell are affiliated with certain of our significant stockholders. J. Mel Sorensen, M.D. and Emmett Cunningham, M.D., Ph.D. are not independent. There are no family relationships among any of our directors or executive officers.

Director Candidates

The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director. Michael Powell, Ph.D., one of our Class I Director nominees, was initially identified as a potential director candidate by one of our shareholders, Sofinnova Venture Partners IX, L.P., and was also recommended by our Chief Executive Officer. Linda West, our other Class I Director nominee, was also recommended by our Chief Executive Officer.

In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Galera Therapeutics, Inc., 2 W. Liberty Blvd, Suite 100, Malvern, Pennsylvania 19355. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications from Stockholders

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors in writing: c/o Secretary, Galera Therapeutics, Inc., 2 W. Liberty Blvd, Suite 100, Malvern, Pennsylvania 19355.

Board Leadership Structure and Role in Risk Oversight

Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. We currently have an independent Chairman of the Board and, with the exception of Drs. Sorensen and Cunningham, our Board is comprised of independent directors. Our Board believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board as a whole. For these reasons, our Board of Directors has concluded that our current leadership structure is appropriate at this time.

However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. If, in the future, the Chairman of the Board is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide for the appointment by the independent directors of a Lead Director. The Lead Director’s responsibilities would include, but would not be limited to, presiding over all meetings of the Board of Directors at which the Chairman of the Board is not present, including any executive sessions of the independent directors, approving the Board’s meeting schedules and agendas, and acting as liaison between the independent directors of the Board and the Chief Executive Officer and the Chairman of the Board.

Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board of Directors at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including business continuity risks, such as risks relating to the COVID-19 pandemic, and our Audit Committee is responsible for overseeing our major financial and cybersecurity risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of the Corporate Governance Guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

Code of Ethics

We have a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the Code of Business Conduct and Ethics on our website, www.galeratx.com, in the “Investors” section under “Corporate Governance.” In addition, we intend to post on our website all disclosures that are required by law or the rules of Nasdaq concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.

Anti-Hedging Policy

Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders.

Attendance by Members of the Board of Directors at Meetings

There were eight meetings of the Board of Directors during the fiscal year ended December 31, 2019. During the fiscal year ended December 31, 2019, each director attended at least 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.

Under our Corporate Governance Guidelines, which is available on our website at www.galeratx.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairman of the Board or the Chairman of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances directors will attend.

COMMITTEES OF THE BOARD

Our Board has established three standing committees—Audit, Compensation and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board.

The members of each of the Board committees and committee Chairpersons are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance
Lawrence Alleva	Chairperson	X
Kevin Lokay	X	X	X
Michael Powell, Ph.D.			Chairperson
Linda West	X	Chairperson	X

Audit Committee

Our Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	to the extent necessary, determining the rotation of our independent registered public accounting firm, the lead audit partner and any other active audit engagement team;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, if any, independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions;

•	periodically reviewing our investment policy; and

•	preparing the audit committee report required by the SEC rules (which is included on page 12 of this proxy statement).

The Audit Committee charter is available on our website at www. galeratx.com. The members of the Audit Committee are Mr. Alleva, Mr. Lokay and Ms. West. Mr. Alleva serves as the Chairperson of the committee. Our Board has affirmatively determined that each of Mr. Alleva, Mr. Lokay and Ms. West is independent for purposes of serving on an audit committee under Rule 10A-3 promulgated under the Exchange Act and the Nasdaq Rules, including those related to Audit Committee membership.

The members of our Audit Committee meet the requirements for financial literacy under the applicable Nasdaq rules. In addition, our Board of Directors has determined that Mr. Alleva qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K, and under the similar Nasdaq Rules requirement that the Audit Committee have a financially sophisticated member.

The Audit Committee met five times in 2019.

Compensation Committee

Our Compensation Committee is responsible for assisting the Board in the discharge of its responsibilities relating to the compensation of our executive officers. In fulfilling its purpose, our Compensation Committee has the following principal duties:

•	reviewing and approving, or recommending for approval by the Board, the compensation of our CEO and our other executive officers;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to the Board of Directors with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required;

•	working with our Chief Executive Officer to evaluate our succession plans for the Chief Executive Officer and other executive officers; and

•	preparing the annual compensation committee report, to the extent required by SEC rules.

The Compensation Committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of non-employee directors and executive officers (other than the Chief Executive Officer). Pursuant to the Compensation Committee’s charter, which is available on our website at www.galeratx.com, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. In 2019, the Compensation Committee engaged Radford/AON, a compensation consulting firm (“Radford”), to assist in making decisions regarding the amount and types of compensation to provide our executive officers and non-employee directors. As part of this process, the Compensation Committee reviewed a compensation assessment provided by Radford comparing our compensation to that of a group of peer companies within our industry and met with Radford to discuss our executive and non-employee director compensation and to receive input and advice. Radford reports directly to the Compensation Committee. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Radford and has determined that Radford’s work does not raise a conflict of interest.

The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time. The Compensation Committee may also delegate to an officer the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.

The members of our Compensation Committee are Mr. Alleva, Mr. Lokay and Ms. West. Ms. West serves as the Chairperson of the Compensation Committee. Each member of the Compensation Committee qualifies as an independent director under Nasdaq’s heightened independence standards for members of a compensation committee and as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.

The Compensation Committee did not meet during 2019.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become board members;

•	recommending to the Board of Directors the persons to be nominated for election as directors and to each board committee;

•	reviewing and making recommendations to the Board of Directors with respect to management succession planning;

•	developing and recommending to the Board of Directors corporate governance principles; and

•	overseeing an annual evaluation of the Board of Directors.

The Nominating and Corporate Governance Committee charter is available on our website at www. galeratx.com. The members of our Nominating and Corporate Governance Committee are Mr. Lokay, Dr. Powell and Ms. West. Dr. Powell serves as the Chairperson of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders.

The Nominating and Corporate Governance Committee did not meet in 2019.

EXECUTIVE AND DIRECTOR COMPENSATION

This section discusses the material components of the executive compensation program for our executive officers who are named in the “2019 Summary Compensation Table” below. In 2019, our “named executive officers” and their positions were as follows:

•	J. Mel Sorensen, M.D., President and Chief Executive Officer;

•	Christopher Degnan, Chief Financial Officer; and

•	Robert A. Beardsley, Ph.D., Chief Operating Officer.

2019 Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the years presented.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Total ($)
J. Mel Sorensen, M.D., President and Chief Executive Officer	2019	431,602	—	1,893,771	139,729	2,465,102
	2018	386,388	—	—	135,236	521,624

Christopher Degnan, Chief Financial Officer	2019	76,487	70,000	2,059,347	23,252	2,229,086
	2018	—	—	—	—	—

Robert A. Beardsley, Ph.D., Chief Operating Officer	2019	358,476	—	1,212,186	97,551	1,668,213
	2018	325,696	—	—	97,709	423,405

(1)	Represents the first installment of a one-time retention bonus paid to Mr. Degnan in connection with his commencing employment with us during 2019.
(2)

Represents the grant date fair value of stock options computed in accordance with Accounting Standards Codification 718, Compensation—Stock Compensation, or ASC 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of the option awards in Note 10 to our consolidated financial statements included in our 2019 Annual Report on Form 10-K.

(3)	Represents amounts earned under our annual performance-based bonus program. For additional information, see “2019 Bonuses” below.

Narrative to Summary Compensation Table

2019 Salaries

Our named executive officers receive a base salary to compensate them for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities. The base salaries of our named executive officers are reviewed from time to time and adjusted when our board of directors or compensation committee determines an adjustment is appropriate.

In January 2019, the compensation committee increased the base salaries for Dr. Sorensen and Dr. Beardsley from their 2018 levels to $405,707 and $341,981, respectively, based on data provided by our independent compensation consultant in order to more closely align the base salaries of these executives with market practice. In connection with our initial public offering (“IPO”), our board further increased Dr. Sorensen’s base salary to $545,700 and Dr. Beardsley’s base salary to $422,000. Mr. Degnan’s annual base salary of $380,000 was negotiated in connection with his commencing employment in October 2019.

2019 Bonuses

We maintain a discretionary bonus plan that is designed to motivate and reward our executives, including our named executive officers, for achievements relative to our goals and expectations for each fiscal year. Each named executive officer has a target bonus opportunity, defined as a percentage of his annual base salary. Following the end of each year, our board of directors determines the bonuses for our executives, including our named executive officers, based on company performance against pre-established objectives and retains discretion to allow for individual adjustments based on such factors as it deems appropriate.

In connection with our IPO, the bonus targets for Dr. Sorensen and Dr. Beardsley, expressed as a percentage of their respective base salaries, were set at 55% for Dr. Sorensen and 40% for Dr. Beardsley. Mr. Degnan’s target bonus amount of 40% of his base salary was negotiated in connection with his commencing employment in October 2019.

Our corporate performance objectives for 2019 included certain accomplishments in clinical and non-clinical development, as well as financial and administrative goals. In February 2020, the board of directors assessed achievement against those previously established objectives and approved a 76% overall achievement level of our corporate goals. Consistent with their corporate achievement assessment, the board of directors awarded bonuses to our named executive officers at 76% of their target bonus level. The actual annual cash bonuses awarded to each named executive officer for 2019 performance are set forth above in the 2019 Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.” Mr. Degnan’s 2019 annual performance bonus was prorated to reflect his partial year of employment.

In connection with commencing employment with us during 2019, we granted Mr. Degnan a one-time retention bonus in the amount of $140,000, payable in two equal installments. The first installment was paid in November 2019 and the second installment will become payable within 30 days following the first anniversary of Mr. Degnan’s start date, subject to his continued employment through the payment date. The retention bonus is subject to repayment in the event Mr. Degnan is terminated by us for “good cause” or he resigns without “good reason”, in either case, prior to May 1, 2021.

Equity Compensation

We award stock options to our employees, including our named executive officers, as the long-term incentive component of our compensation program. We typically grant stock options to new hires upon their commencing employment with us. Additionally, we may grant stock options at such times as our board of directors determines appropriate. Generally, stock options vest over four years.

Refer to the “Outstanding Equity Awards at 2019 Fiscal Year End” table below for information regarding the stock options we granted to our named executive officers during 2019. In connection with our IPO, we adopted a 2019 Incentive Award Plan, or the 2019 Plan, in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers) and consultants of our company and certain of its affiliates and to enable our company and certain of its affiliates to obtain and retain services of these individuals, which we believe is essential to our long-term success. Stock options granted prior to the effectiveness of the 2019 Plan were issued under the Galera Therapeutics, Inc. Equity Incentive Plan, or the Prior Plan. We ceased granting awards under the Prior Plan when the 2019 Plan become effective.

Other Elements of Compensation

Retirement Plans

We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. During 2019 we did not match contributions made by participants in the 401(k) plan. Effective April 1, 2020, we implemented a 401(k) matching program pursuant to which we match 100% of contributions made by participants in the 401(k) plan up to 4% of employee contributions. These matching contributions are fully vested.

Employee Benefits and Perquisites

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including medical, dental, and vision benefits, short-term and long-term disability insurance, and accidental death and dismemberment insurance.

We do not provide any other perquisites or personal benefits to our named executive officers. None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. Our board of directors may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.

Outstanding Equity Awards at 2019 Fiscal Year End

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2019.

		Option Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
J. Mel Sorensen, M.D.	11/26/2012	170,075		—		1.07	11/26/2022
	9/17/2014	46,940		—		1.14	9/17/2024
	2/1/2016	331,386	(1)	7,051	(1)(2)	2.43	3/2/2026
	1/18/2017	64,684	(1)	24,026	(1)(2)	2.68	1/18/2027
	1/10/2019	81,577		274,395	(2)	7.08	1/10/2029

Christopher Degnan	10/21/2019	—		229,513	(3)	12.00	11/5/2029

Robert A. Beardsley, Ph.D.	11/26/2012	115,651		—		1.07	11/26/2022
	9/17/2014	31,919		—		1.14	9/17/2024
	2/1/2016	108,471	(1)	2,308	(1)(2)	2.43	3/2/2026
	1/18/2017	25,071	(1)	9,312	(1)(2)	2.68	1/18/2027
	1/10/2019	52,118		175,309	(2)	7.08	1/10/2029

(1)

Pursuant to their employment agreements, these stock options held by Drs. Sorensen and Beardsley permit early exercise in exchange for shares of stock subject to a right of repurchase by the company and were, therefore, exercisable as of December 31, 2019. For Drs. Sorensen and Beardsley, the number of shares for which each such option is shown as being exercisable and unexercisable represent, respectively, the number of shares for which each option was vested and unvested as of December 31, 2019.

(2)

The unvested portion of the options vests in equal monthly installments until the fourth anniversary of the vesting commencement date, subject to the named executive officer’s continued employment with the company through each applicable vesting date and accelerated vesting in the event the named executive officer’s employment with the company is terminated by the company without cause or by the named executive officer for good reason, in either case, within 12 months following a change in control.

(3)

The option vests as to 25% of the shares subject to the option on the first anniversary of the vesting commencement date and as to the remaining 75% of the shares subject to the option in 36 equal monthly installments thereafter until the fourth anniversary of the vesting commencement date, subject to the named executive officer’s continued employment with the company through each applicable vesting date and accelerated vesting in the event the named executive officer’s employment with the company is terminated by the company without cause or by the named executive officer for good reason, in either case, within 12 months following a change in control.

Executive Employment Agreements

In connection with our IPO, we entered into new employment agreements with Dr. Sorensen and Dr. Beardsley. In addition, during 2019 we entered into an employment agreement with Mr. Degnan that became effective upon his commencement of employment with us in October 2019.

The employment agreements are for indefinite terms and entitle the named executive officers to the annual base salaries and annual target bonus opportunities described above under the headings “2019 Salaries” and “2019 Bonuses”.

If we terminate a named executive officer without “good cause” or he resigns for “good reason” (each as defined below), subject to his timely executing a release of claims and his continued compliance with certain covenants, he is entitled to receive (i) base salary continuation for a period of 9 months (or 12 months for Dr. Sorensen); and (ii) direct payment of, or reimbursement for, continued health coverage pursuant to COBRA for up to 9 months (or 12 months for Dr. Sorensen) in the same percentage contributed by the Company towards the executive’s health plan coverage as in effect immediately prior to the termination date. In addition, with respect to the options granted to Dr. Sorensen and Dr. Beardsley in 2012, the right to exercise such options will extend until the original expiration date of such options.

If we terminate a named executive officer without “good cause” or he resigns for “good reason”, in either case, on or within 12 months following a change in control, then, in lieu of the severance payments and benefits described above, subject to his timely executing a release of claims and his continued compliance with certain covenants, he is entitled to receive (i) a cash amount equal to one times (or 1.5 times for Dr. Sorensen) the sum of his annual base salary and his target annual bonus for the year of termination, payable over the 12 months (or 18 months for Dr. Sorensen) following his termination date; (ii) direct payment of, or reimbursement for, continued health coverage pursuant to COBRA for up to 12 months (or 18 months for Dr. Sorensen) in the same percentage contributed by the Company towards the executive’s health plan coverage as in effect immediately prior to the termination date; and (iii) accelerated vesting of all unvested equity or equity-based awards held by the executive that vest solely based on the passage of time, with any such awards that vest based on the attainment of performance-vesting conditions being governed by the terms of the applicable award agreement. In addition, Dr. Sorensen and Dr. Beardsley would be entitled to the extended period of time to exercise the options granted to them in 2012, as described above.

The named executive officers have each agreed to refrain from (i) competing with us while employed and following his termination of employment for any reason for a period of 12 months and (ii) soliciting our employees, consultants, partners or advisors to accept employment and from soliciting our distributors, suppliers, representatives or agents to terminate or modify their relationship with the Company, in each case, while employed and following his termination of employment for any reason for a period of 12 months.

For purposes of the employment agreements, “good cause” generally means, subject to certain notice and cure rights, the executive’s (i) refusal to substantially satisfy the material responsibilities and objectives reasonably assigned to him; (ii) material breach of the employment agreement or any other agreement between the executive and the Company; (iii) commission of a felony or a crime involving moral turpitude, or the commission of any other act or omission involving dishonesty or fraud with respect to the Company or its customers or suppliers; (iv) sexual harassment, unlawful discrimination or similar behavior; (v) material breach of any confidentiality or non-compete obligations; (vi) conduct that tends to bring the Company into public disgrace or disrepute; or (vii) gross negligence or willful misconduct with respect to the Company.

For purposes of the employment agreements, “good reason” generally means, subject to certain notice and cure rights, (i) the Company’s failure to comply with the material terms of the employment agreement; (ii) any requirement by the Company that executive perform any act which is illegal; (iii) any material reduction in annual base salary, except in connection with across-the-board salary reductions based on the Company’s financial condition or performance similarly affecting all or substantially all senior management employees; or (iv) any material reduction in executive’s responsibilities, positions, duties or authority which occurs within 12 months after a change in control.

Director Compensation

2019 Director Fees and Option Grants

In connection with his commencing service on our board in 2019, we granted each of Kevin Lokay and Lawrence Alleva an option to purchase 19,776 shares of our common stock. Each option vests in 48 substantially equal monthly installments, measured from March 25, 2019 for Mr. Lokay and July 10, 2019 for Mr. Alleva, subject to the director’s continued service to the Company through each applicable vesting date and accelerated vesting in the event of certain qualifying terminations of service within 12 months following a change in control. In addition, each of Mr. Lokay and Mr. Alleva was eligible for an annual director fee of $35,000. Director fees were payable in arrears in four equal quarterly installments not later than the fifteenth day following the final day of each calendar quarter, provided that the amount of each payment was prorated for any portion of a quarter that a director was not serving on our board.

Effective upon effectiveness of the registration statement for our IPO, we granted to each of Michael Powell, Emmett Cunningham and Jason Fuller an option to purchase 19,776 shares of our common stock. Each option vests in 36 substantially equal monthly installments measured from November 6, 2019, subject to the director’s continued service as a non-employee member of our board through each applicable vesting date and accelerated vesting upon a change in control.

Non-Employee Director Compensation Program

Effective upon effectiveness of the registration statement for our IPO, we adopted and our stockholders approved a compensation program for our non-employee directors under which each non-employee director is eligible to receive the following amounts for their services on our board of directors:

•	Upon the director’s initial election or appointment to our board of directors, an option to purchase 19,776 shares of our common stock;

•

If the director has served on our board of directors for at least six months as of the date of an annual meeting of stockholders and will continue to serve as a director immediately following such meeting, an option to purchase 9,888 shares of our common stock on the date of the annual meeting;

•	An annual director fee of $35,000;

•	If the director serves as lead independent director or chair or on a committee of our board of directors, an additional annual fee as follows:

o	Chair of the board or lead independent director: $25,000;

o	Chair of the audit committee: $15,000;

o	Audit committee member other than the chair, $7,500;

o	Chair of the compensation committee, $10,000;

o	Compensation committee member other than the chair, $5,000;

o	Chair of the nominating and corporate governance committee, $8,000; and

o	Nominating and corporate governance committee member other than the chair, $4,000.

Director fees under the program are payable in arrears in four equal quarterly installments not later than the fifteenth day following the final day of each calendar quarter, provided that the amount of each payment will be prorated for any portion of a quarter that a director is not serving on our board.

Stock options granted to our non-employee directors under the program have an exercise price equal to the fair market value of our common stock on the date of grant and expire not later than ten years after the date of grant. The stock options granted upon a director’s initial election or appointment vest in 36 substantially equal monthly installments following the date of grant. The stock options granted annually to directors vest in a single installment on the earlier of the day before the next annual meeting or the first anniversary of the date of grant. In addition, all unvested stock options vest in full upon the occurrence of a change in control.

2019 Director Compensation

The following table sets forth the compensation earned by our non-employee directors for their service on our board during 2019.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
Lawrence Alleva	20,543	164,536	185,079
Emmett Cunningham, M.D., Ph.D., MPH	5,326	172,834	178,160
Jason Fuller, Ph.D.	7,457	172,834	180,291
Kevin Lokay	28,761	105,406	134,167
Michael Powell, Ph.D.	11,489	172,834	184,323

(1)	Represents cash fees earned for service on our board during 2019.
(2)

Represents the grant date fair value of stock options computed in accordance with Accounting Standards Codification 718, Compensation—Stock Compensation, or ASC 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of the option awards in Note 10 to our consolidated financial statements included in our 2019 Annual Report on Form 10-K. As of December 31, 2019, the aggregate number of options (exercisable and unexercisable) held by each non-employee director were as follows: Mr. Alleva: 19,776; Dr. Cunningham: 19,776; Dr. Fuller: 19,776; Mr. Lokay: 19,776; and Dr. Powell: 19,776. None of our non-employee directors held stock awards in the Company as of December 31, 2019.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to holdings of our common stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our common stock, and (ii) each of our directors (which includes all nominees), each of our named executive officers and all directors and executive officers as a group as of April 16, 2020, unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 24,820,070 shares of common stock outstanding as of April 16, 2020. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 16, 2020 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed below is 2 W. Liberty Blvd, Suite 100, Malvern, Pennsylvania 19355. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders
Entities affiliated with New Enterprise Associates (1)	4,358,042	17.6%
Novartis Bioventures Ltd. (2)	3,543,067	14.3
Novo Holdings A/S (3)	3,409,021	13.7
Sofinnova Venture Partners IX, L.P. (4)	3,083,712	12.4
Entities affiliated with Blackstone (5)	1,682,829	6.8
Adage Capital Partners, L.P. (6)	1,300,000	5.2
Named Executive Officers and Directors
J. Mel Sorensen, M.D. (7)	785,985	3.2
Robert A. Beardsley, Ph.D. (8)	441,941	1.8
Christopher Degnan (9)	6,202	*
Michael Powell, Ph.D. (10)	3,087,557	12.4
Lawrence Alleva (11)	8,531	*
Emmett Cunningham, M.D. (12)	3,845	*
Jason Fuller, Ph.D. (13)	3,845	*
Kevin Lokay (14)	5,767	*
Linda West (15)	1,098	*
All executive officers and directors as a group (12 persons) (16)	4,797,050	19.3

*	Less than one percent.
(1)

Based solely on Schedule 13G filed with the SEC on February 13, 2020. Consists of 4,358,042 shares of our common stock held of record by New Enterprise Associates 14, L.P. (“NEA 14”). NEA Partners 14, L.P. (“NEA Partners 14”) is the general partner of NEA 14, and NEA 14 GP LTD (“NEA 14 GP”) is the general partner of NEA Partners 14. The directors of NEA 14 GP are Peter J. Barris, Forest Baskett, Anthony A. Florence, Patrick J. Kerins, David M. Mott, Scott D. Sandell and Peter W. Sonsini. NEA Partners 14, NEA 14 GP and the directors of NEA 14 GP share voting and dispositive power with regard to the Company’s securities held directly by NEA 14. All indirect holders disclaim beneficial ownership of all applicable shares. The address of the principal business office of NEA 14,

NEA Partners 14 and NEA 14 GP is New Enterprise Associates, 1954 Greenspring Drive, Suite 600, Timonium, MD 21093. The address of the principal business office of Messrs. Baskett, Sandell and Sonsini is New Enterprise Associates, 2855 Sand Hill Road, Menlo Park, California 94025. The address of the principal business office of Mr. Kerins is New Enterprise Associates, 5425 Wisconsin Avenue, Suite 800, Chevy Chase, MD 20815. The address of the principal business office of Mr. Florence is New Enterprise Associates, 104 5th Avenue, 19th Floor, New York, NY 10001.
(2)

Based solely on Schedule 13G filed with the SEC on November 21, 2019. Represents shares of our common stock held of record by Novartis Bioventures Ltd. (“Novartis Bioventures”). Novartis AG is the publicly owned parent of Novartis Bioventures. Novartis Bioventures and Novartis AG share voting and dispositive power with regard to the Company’s securities held directly by Novartis Bioventures. The address of the principal business office of Novartis Bioventures and Novartis AG is Lichtstrasse 35, 4056 Basel, Switzerland.

(3)

Based solely on Schedule 13G/A filed with the SEC on February 5, 2020. Represents shares of our common stock held of record by Novo Holdings A/S. Novo Holdings A/S is a private limited liability company wholly owned by the Novo Nordisk Foundation (the “Foundation”). Novo Holdings A/S is the holding and investment company of the Novo Group, comprising of Novo Nordisk A/S and Novozymes A/S, and is responsible for managing the Foundation’s assets. Novo Holdings A/S, through its board of directors (the “Novo Board”), has the sole power to vote and dispose of the shares. Francis Michael Cyprian Cuss, Jean-Luc Butel, Viviane Monges, Jeppe Christiansen, Steen Riisgaard, and Lars Rebien Sørensen serve on the Novo Board and may exercise voting and dispositive control over the shares only with the support of a majority of the Novo Board. As such, no individual member of the Novo Board is deemed to hold any beneficial ownership in the shares. The business address of Novo Holdings A/S is Tuborg Havnevej 19, 2900 Hellerup, Denmark.

(4)

Based solely on Schedule 13D filed with the SEC on November 20, 2019. Consists of 3,083,712 shares of our common stock held of record by Sofinnova Venture Partners IX, L.P. (“SVP IX”). Sofinnova Management IX, L.L.C. (“SM IX”) is the general partner of SVP IX, and Dr. Michael F. Powell, a member of our Board of Directors, Dr. James Healy and Dr. Anand Mehra are the managing members of SM IX. SM IX may be deemed to have sole voting and dispositive power with regard to the Company’s securities held directly by SVP IX, and Drs. Powell, Healy and Mehra may be deemed to have shared voting and dispositive power with regard to such shares. Dr. Powell has sole voting and dispositive power with regard to the Company’s securities held directly by him. The mailing address of SVP IX, SM IX and Drs. Powell, Healy and Mehra is c/o Sofinnova Investments, Inc., 3000 Sand Hill Road, Bldg. 4, Suite 250, Menlo Park, CA 94025.

(5)

Based solely on Schedule 13G filed with the SEC on February 14, 2020. Consists of (i) 542,555 shares of our common stock held of record by Clarus IV-A, L.P., (ii) 353,661 shares of our common stock held of record by Clarus IV-B, L.P., (iii) 652,324 shares of our common stock held of record by Clarus IV-C, L.P., (iv) 130,444 shares of our common stock held of record by Clarus IV-D, L.P. (or collectively, the “Clarus Funds”), and (v) 3,845 shares of common stock underlying stock options exercisable within 60 days of April 16, 2020 held by Emmett Cunningham, M.D., Ph.D., a member of our Board of Directors. Dr. Cunningham is an employee of The Blackstone Group Inc. or one of its affiliates (together, “Blackstone”). Pursuant to arrangements between Dr. Cunningham and Blackstone, Dr. Cunningham is required to transfer to Blackstone any and all compensation received in connection with his directorship for any company Blackstone invests in or advises. Clarus IV, GP, L.P. (“Clarus GP”) is the general partner of each of the Clarus Funds. Blackstone Clarus GP L.P. is the general partner of Clarus GP. Blackstone Clarus GP L.L.C. is the general partner of Blackstone Clarus GP L.P. The sole member of Blackstone Clarus GP L.L.C. is Blackstone Holdings II L.P. The general partner of Blackstone Holdings II L.P. is Blackstone Holdings I/II GP L.L.C. (f/k/a Blackstone Holdings I/II GP Inc.). The sole member of Blackstone Holdings I/II GP L.L.C. is The Blackstone Group Inc. (f/k/a The Blackstone Group L.P.). The sole holder of the Class C common stock of The Blackstone Group Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such entities and Mr. Schwarzman may be deemed to beneficially own the shares beneficially owned by the Clarus Funds and Dr. Cunningham directly or indirectly controlled by it or him, but each (other than the Clarus Funds to the extent of their direct holdings) disclaims beneficial ownership of such shares. The address for each of the Clarus Funds and Clarus GP is c/o Clarus Ventures, 101 Main Street, Suite 1210, Cambridge, Massachusetts 02142. The address for each of the other Blackstone entities and Mr. Schwarzman is c/o The Blackstone Group Inc., 345 Park Avenue, New York, New York 10154.
(6)

Based solely on Schedule 13G filed with the SEC on November 15, 2019. Represents shares of our common stock held of record by Adage Capital Partners, L.P. (“ACP”). Adage Capital Partners GP, L.L.C. (“ACPGP”) is the general partner of ACP. Adage Capital Advisors, L.L.C. (“ACA”) is the managing partner of ACPGP. Robert Atchinson and Phillip Gross are managing members of ACA. ACP, ACPGP, ACA and Messers Atchinson and Gross (the “Adage Reporting Persons”) may be deemed to have shared voting and dispositive power with regard to the Company’s securities held directly by ACP. The address of the business office of each of the Adage Reporting Persons is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.

(7)	Consists of (i) 15,029 shares of common stock and (ii) 770,956 shares of common stock underlying stock options exercisable within 60 days of April 16, 2020 held by Dr. Sorensen.
(8)	Consists of (i) 68,191 shares of common stock, and (ii) 373,750 shares of common stock underlying stock options exercisable within 60 days of April 16, 2020 held by Dr. Beardsley.
(9)	Consists of 6,202 shares of common stock underlying stock options exercisable within 60 days of April 16, 2020 held by Mr. Degnan.
(10)

Consists of (i) 3,845 shares of common stock underlying stock options exercisable within 60 days of April 16, 2020, and (ii) 3,083,712 shares of common stock held by Sofinnova Venture Partners IX, L.P., which Dr. Powell may be deemed to beneficially own. See footnote (4) above. Dr. Powell disclaims beneficial ownership of such shares.

(11)	Consists of (i) 4,000 shares of common stock and (ii) 4,531 shares of common stock underlying stock options exercisable within 60 days of April 16, 2020 held by Mr. Alleva.
(12)

Consists of 3,845 shares of common stock underlying stock options exercisable within 60 days of April 16, 2020 held by Dr. Cunningham. Dr. Cunningham is a Senior Managing Director of an entity affiliated with the Clarus Funds. Dr. Cunningham is not deemed to have any beneficial ownership in the shares held by the Clarus Funds listed in footnote (5) above.

(13)

Consists of 3,845 shares of common stock underlying stock options exercisable within 60 days of April 16, 2020 held by Dr. Fuller. Dr. Fuller is a Principal at New Enterprise Associates. Dr. Fuller has no voting or dispositive power with regard to any of the shares held by NEA 14 listed in footnote (1) above and disclaims beneficial ownership of such shares.

(14)	Consists of 5,767 shares of common stock underlying stock options exercisable within 60 days of April 16, 2020 held by Mr. Lokay.
(15)	Consists of 1,098 shares of common stock underlying stock options exercisable within 60 days of April 16, 2020 held by Ms. West.
(16)	Consists of (i) 3,170,932 shares of common stock and (ii) 1,626,118 shares of common stock underlying stock options exercisable within 60 days of April 16, 2020.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our Board of Directors has adopted a written Related Person Transaction Policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions. Under the policy, our finance department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If our finance department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our Chief Financial Officer is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.

The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding common stock, or any member of the immediate family of any of the foregoing persons, since January 1, 2018, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.”

Series C Preferred Stock

In August 2018, we completed the sale of an aggregate of 31,696,436 shares of our Series C Preferred Stock at a purchase price of $2.2143 per share for an aggregate purchase price of $70.2 million. Each share of our Series C Preferred Stock converted into shares of our common stock upon the closing of our initial public offering. The following table summarizes purchases of shares of our Series C Preferred Stock by holders of more than 5% of our capital stock and one of our executive officers.

Participants	Total Shares Purchased	Aggregate Purchase Price
		(in thousands)
Greater than 5% Stockholders (1)
New Enterprise Associates 14, L.P. (2)	1,354,829	$3,000
Novartis Bioventures Ltd.	451,609	$1,000
Novo Holdings A/S	2,709,659	$6,000
Sofinnova Venture Partners IX, L.P. (3)	2,709,659	$6,000
Clarus IV-A, L.P. (4)	2,334,966	$5,170
Clarus IV-B, L.P. (4)	1,522,035	$3,370
Clarus IV-C, L.P. (4)	2,807,372	$6,216
Clarus IV-D, L.P. (4)	561,385	$1,243
Executive Officers and Affiliates
Robert A. Beardsley, Ph.D.	6,774	$15

(1)	Additional details regarding these stockholders and their equity holdings are provided in this proxy statement under the caption “Security Ownership of Certain Beneficial Owners and Management.”
(2)	Dr. Jason Fuller, a member of our Board of Directors, is affiliated with New Enterprise Associates 14, L.P.
(3)	Dr. Michael Powell, a member of our Board of Directors, is affiliated with Sofinnova Venture Partners IX, L.P.
(4)	Dr. Emmett Cunningham, a member of our Board of Directors, is affiliated with Clarus IV-A, L.P., Clarus IV-B, L.P., Clarus IV-C, L.P. and Clarus IV-D, L.P.

Royalty Agreement with Clarus

In November 2018, we entered into Amended and Restated Purchase and Sale Agreement (the “Royalty Agreement”), by and among us, Clarus IV Galera Royalty AIV, L.P., Clarus IV-A, L.P., Clarus IV-B, L.P., Clarus IV-C, L.P. and Clarus IV-D, L.P. (collectively, “Clarus”), a holder of more than 5% of our capital stock. Pursuant to the Royalty Agreement, Clarus agreed to pay us, in the aggregate, up to $80.0 million in four tranches of $20.0 million each, upon the achievement of specified clinical milestones in our Phase 3 Reduction in Oral Mucositis with Avasopasem Manganese Trial, which we refer to as our ROMAN Trial, in exchange for all of our right, title and interest in a specified portion of the worldwide net sales of certain of our products during a specified period of time. We achieved the first milestone under the Royalty Agreement and received the first tranche of the Royalty Purchase Price in November 2018, received the second tranche of the Royalty Purchase Price in April 2019 in connection with the achievement of the second milestone under the Royalty Agreement in March 2019, and received the third tranche of the Royalty Purchase Price in February 2020 in connection with the achievement of the third milestone under the Royalty Agreement in January 2020.

Initial Public Offering

In November 2019, we completed our initial public offering, which resulted in the issuance and sale of 5,445,690 shares of common stock (including 445,690 shares sold pursuant to the underwriters’ partial exercise of their option to purchase additional shares in December 2019) at an initial public offering price of $12.00 per share, generating net proceeds of $58.0 million after deducting underwriting discounts and other offering costs. The following table sets forth the number of shares of common stock purchased in our initial public offering by directors (and related parties thereto) and holders of more than 5% of our common stock:

Participants	Total Shares Purchased	Aggregate Purchase Price
		(in thousands)
Greater than 5% Stockholders (1)
New Enterprise Associates 14, L.P. (2)	416,666	$5,000
Novartis Bioventures Ltd.	250,000	$3,000
Novo Holdings A/S	500,000	$6,000
Sofinnova Venture Partners IX, L.P. (3)	750,000	$9,000
Entities affiliated with Blackstone (4)	250,000	$3,000
Adage Capital Partners, L.P.	650,000	$7,800

(1)	Additional details regarding these stockholders and their equity holdings are provided in this proxy statement under the caption “Security Ownership of Certain Beneficial Owners and Management.”
(2)	Dr. Jason Fuller, a member of our Board of Directors, is affiliated with New Enterprise Associates 14, L.P.
(3)	Dr. Michael Powell, a member of our Board of Directors, is affiliated with Sofinnova Venture Partners IX, L.P.
(4)	Dr. Emmett Cunningham, a member of our Board of Directors, is affiliated with Blackstone.

Investors’ Rights Agreement

We are party to a second amended and restated investors’ rights agreement (the “Investors’ Rights Agreement”), with, among others, holders of more than 5% of our capital stock and certain of our executive officers. The Investors’ Rights Agreement grants the holders certain registration rights with respect to the registrable securities held by them.

Consulting Services from IntellectMap Corporation

Since February 2018, IntellectMap Corporation has provided advisory services to the Company on cybersecurity issues. The chief executive officer of IntellectMap is the brother of J. Mel Sorensen, M.D., our Chief Executive Officer and a member of our Board of Directors. We paid $0.3 million and $0.2 million in fees to IntellectMap during the fiscal years ended December 31, 2019 and 2018, respectively.

Director and Officer Indemnification and Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

STOCKHOLDERS’ PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2021 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 2 W. Liberty Blvd, Suite 100, Malvern, Pennsylvania 19355 in writing not later than December 28, 2020.

Stockholders intending to present a proposal at the 2021 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2021 Annual Meeting of Stockholders no earlier than February 9, 2021 and no later than March 11, 2021. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2021 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 9, 2021, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2021 Annual Meeting and not later than the close of business on the 90th day prior to the 2021 Annual Meeting or, if later, the close of business on 10th day following the day on which public disclosure of the date of such meeting is first made by us.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS

Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

GALERA’S ANNUAL REPORT ON FORM 10-K

A copy of Galera’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 16, 2020 without charge upon written request addressed to:

Galera Therapeutics, Inc.

Attention: Secretary

2 W. Liberty Blvd, Suite 100

Malvern, Pennsylvania 19355

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 at www.galeratx.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Christopher Degnan, Chief Financial Officer and Secretary

Malvern, Pennsylvania

April 27, 2020

GALERA THERAPEUTICS, INC. 2 W. LIBERTY BLVD. #100 MALVERN, PA 19355 VOTE BY INTERNET - www.proxyvote.com Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/08/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/GRTX2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/08/2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: 1. Election of Class I Directors to serve until the 2023 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified. Nominees 01 Michael Powell, Ph.D. 02 Linda West The Board of Directors recommends you vote FOR the following proposal: 2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For Against Abstain Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000461237_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com GALERA THERAPEUTICS, INC. Annual Meeting of Stockholders June 9, 2020 10:00 AM This proxy is solicited by the Board of Directors The undersigned stockholder(s) of Galera Therapeutics, Inc. hereby appoint(s) J. Mel Sorensen, M.D. and Christopher Degnan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of GALERA THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, EDT on June 9, 2020, via a live webcast at www.virtualshareholdermeeting.com/GRTX2020, and any adjournment, continuation or postponement thereof. Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side 0000461237_2 R1.0.1.18